` Letter to Shareholders | Q4 2023 1 Q4 2023 LETTER TO SHAREHOLDERS

hippo

KEY HIGHLIGHTS FROM Q4

Favorable Mix-Shift Driving Top-line Growth

- Insurance-as-a-Service (IaaS) and Services driving TGP growth, up 39% and 20% YoY, respectively in Q4
- Consolidated TGP up 15% YoY, with IaaS and Services now representing 77% of Total TGP
- Revenue up 80% YoY to $64 million

Continued HHIP Loss Ratio Improvement

- Hippo Homeowners Insurance Program (HHIP) Q4 Accident Period loss ratio improved 24 percentage points from a year ago to 64%
- Hippo Homeowners Insurance Program (HHIP) Q4 Accident Period Non-PCS loss ratio improved 11 percentage points from a year ago to 59%

Generating Substantial Operating Leverage

- GAAP Operating expenses, excluding loss and loss adjustment and insurance related expense, declined from 158% of revenue a year ago to 75% in Q4

Net Loss and Adjusted EBITDA continuing to improve

- Q4 GAAP net loss attributable to Hippo of $42 million down 33% from Q4 2022
- Q4 Adjusted EBITDA loss of $22 million down 53% from Q4 2022

Financial Strength

- Year-end Cash and investments of $491 million
- Year-end Spinnaker surplus of $191 million, up from $165m a year ago

Total Generated Premium in-Force

+40%

YoY



$602M
$813M
$1,140M
Q4 '21
Q4 '22
Q4'23

Revenue

+80%

YoY



$32M
$36M
$64M
Q4 '21
Q4 '22
Q4'23

HHIP Accident Period Loss Ratio[1]

-24pp

YoY



78%
88%
64%
Q4 '21
Q4 '22
Q4'23

Adjusted EBITDA (Loss)

-53%

YoY



Q4 '21
Q4 '22
Q4'23
-$46M
-$47M
-$22M

(1) Defined as a percentage, which is the ratio of loss and loss adjustment expenses incurred and attributed to an accident period to the gross earned premium.

Letter to Shareholders | Q4 2023

2

Letter to Shareholders | Q4 2023 3 Q4’23: TURNING THE CORNER Dear Shareholders, The beginning of a new year presents an opportunity to reflect on the past and internalize its lessons before moving forward with renewed enthusiasm and focus. In two short years, we have nearly doubled our total generated premium from $606 million to $1.1 billion and more than doubled our revenue from $91 million to $210 million, all while lowering fixed expenses from $140 million to $138 million and improving the gross loss ratio on our Hippo Home Insurance Program by approximately 40 percentage points. We learned that our customers want the ability to buy not just Hippo home insurance policies from us, but other kinds of policies from third-party carriers as well. We have taken this to heart and re-focused our consumer agency on finding the best policy for each customer, regardless of the carrier. We believe that for our target Generation Better customers, especially those who are buying a newly built home, a Hippo homeowners’ policy will be the best option. But if a customer is a better fit with another carrier, we will work to find the best option from across our 50+ carrier partners. We learned that there is a real need in the market for carrier services focused on serving MGAs, where much of the innovation in the insurance market is happening. Our Spinnaker Insurance-as-a-Service (“IaaS”) business has an industry-leading platform and robust underwriting processes that have allowed us to grow at an accelerating rate in 2023 while avoiding many of the pitfalls experienced by our competitors last year. We are especially excited to have achieved this growth while expanding our operating margin in this already- profitable portion of our business; truly a win-win for both Spinnaker and its customers. Generation Better Our “Generation Better” target customers have a desire to proactively maintain their homes and a willingness to use technology to do so.

Letter to Shareholders | Q4 2023 4 And finally, we also learned that there are some risks, and some geographies, to which we would prefer less exposure as we seek to improve the predictability and profitability of our Hippo Home Insurance Program. In the second half of 2023, we launched an aggressive program to raise deductibles for wind and hail in certain geographies and began non-renewing policies in higher-cat areas where we had excess concentration. These actions are intended to reduce exposure to the kinds of losses we experienced in the second quarter of 2023. A quick thought-experiment illustrates how those decisions are paying off: if we experience the exact same hailstorms this coming year, with the same level of severity, the program of deductible changes and selective non-renewals in CAT concentrated areas that is currently in progress would reduce Hippo’s direct losses by approximately 55%. Moreover, because the changes that began last October take a full year to work their way through policy renewal dates, the benefits in 2025 would be even greater: an almost 80% reduction in direct losses if the hailstorms from second quarter of 2023 were to reoccur. These initiatives, when combined with the actions we took in the second half of 2023 to streamline our operations and reduce our fixed expenses, give us greater confidence that we are on track to achieve our profitability goals ahead of schedule, with a mix that is shifting toward businesses with lower volatility and higher predictability. As we enter 2024, we believe we are incredibly well-positioned to compete for business in our core markets and in our core customer segments. It is time for Hippo to go back on offense. Sincerely, Richard McCathron President & CEO

Letter to Shareholders | Q4 2023 5 Q4’23 AND FY23 RESULTS Q4’23 and FY23 Highlights Q4’23 AND FY23 FINACIALS: KPIS, SEGMENT INFORMATION, AND NON-GAAP FINANCIALS 2023 was a remarkable year of change for Hippo. We doubled down on meeting the needs of our customers, streamlined our operations, focused on segments of the market where we have a significant competitive advantage, and simplified our reinsurance structure. We exit the year as a business transformed by these efforts: increasingly predictable, and with far clearer visibility into both how and when we will achieve profitability. (1) Defined as a percentage, which is the ratio of non-PCS loss and loss adjustment expenses incurred and attributed to an accident period to the gross earned premium.

Total Generated Premium ("TGP")

During 2023, we grew TGP from $811 million to more than $1.1 billion, an increase of 40%. More important than the growth itself, was how we achieved it: the parts of our business that are less exposed to underlying weather and underwriting volatility grew at an accelerating rate, while we significantly reduced our exposure to weather in our primary homeowners' insurance program. During Q4, the most profitable and predictable components of our business (IaaS and Services) collectively represented 77% of our TGP, up from 59% in the fourth quarter of 2021. In these businesses, we act as agency for third-party carriers and front for MGAs and take significantly less risk than in our Hippo Home Insurance Program segment.

We expect these trends to continue in the coming year, with TGP growing during 2024 to more than $1.3 billion, with the Services and IaaS segments collectively representing ~85% of total TGP by the final quarter of the year.

HHIP | Services | Insurance-as-a-Service

2021–2024 Total Generated Premium[1] by segment, $m


606
330
288
157
811
366
358
279
1,134
361
460
514
1,300 - 1,370
250-
260
530-
550
630-
670
+22%
2021
2022
2023
2024F

Q4'21–Q4'24F Total Generated Premium by segment, % of Total


41%
41%
18%
35%
36%
29%
23%
39%
38%
15%
43%
41%
Q4'21
Q4'22
Q4'23
Q4'24F

1. Total TGP is lower than sum of all segments, due to intercompany eliminations

Letter to Shareholders | Q4 2023

6

Letter to Shareholders | Q4 2023 7 71 44 +75% 210 120 102 64 37 37 Revenue During the year, we grew Revenue significantly faster than TGP, from $120 million to $210 million, an increase of 75%. This growth was a result of increases in the scale of our Services and Insurance-as-a-Service segments, combined with structural changes to our program-specific reinsurance structure at HHIP. In 2022, we retained only 12% of the premium associated with our homeowners’ policies, but 30% of the risk. In 2023, we were able to retain 39% of the premium, but only 46% of the risk, significantly narrowing the gap between risk retention and premium retention, thereby getting paid more fully for the risk we retained. By moving away from our past reinsurance structure and bringing premium more in-line with the risk we are retaining, we were able to monetize the insurance risk more effectively, which is a key driver of both revenue growth and profitability. 2022–2023 Revenue1 by segment, $m HHIP Proportional Premium and Risk retention, % of Gross Written Premium Risk Retention Premium Retention 46% Services Insurance-as-a- Service HHIP 2022 2023 2022 2023 1. Total TGP is lower than sum of all segments, due to intercompany eliminations 39% 30% 12%

hippo

We expect 2024 revenue to continue to grow at an accelerated rate relative to TGP, rising more than 60%, from $210 million in 2023 to more than $340 million in 2024. Importantly, we expect to be able to achieve this while lowering our underlying volatility and exposure to the weather that has contributed to our historical losses, as measured by an almost 60% reduction we expect to achieve in our underlying severe weather exposure.

2023–2024 Revenue by segment, $m


+75%
340-360
50-
55
95-
105
210
Services
44
Insurance-as-a-
Service
71
215-
225
HHIP
102
2023
2024F

HHIP – 1:250 Gross Occurrence and Aggregate Exceedance Probability


Occurrence Exceedance
Probability
Aggregate Exceedance
Probability
-57%
-54%
2023¹
2024F²

1. Based on in-force as of 6/30/23
2. Based on pro-forma as of 9/30/24

Because of our consistent, historical track record of attritional loss ratio improvement, combined with the expected reduction in underlying volatility and exposure to the weather, we felt comfortable transitioning to a more traditional excess of loss (XoL) reinsurance structure, retaining nearly all the attritional risk and related premium, and purchasing XoL reinsurance to protect against major catastrophic weather events.

This transition to XoL reinsurance will better align our net earned premium with risk retention and will also allow us to further narrow the gap between gross and net loss ratio.

Letter to Shareholders | Q4 2023

8

hippo

Loss and Loss Adjustment Expense

Loss and Loss Adjustment expenses during 2023 were significantly higher than our expectations because of outsized weather losses in the second quarter. The wind and hail losses during that time masked the significant and continued improvement in our non-PCS loss ratio over the course of the year, with 2023 non-PCS loss ratio improving 13 percentage points to 63% in 2023 vs. 76% in 2022.

Q1'22-04'23 HHIP Accident Period Loss Ratio by peril, % of Total


-24PP
PCS
Non-PCS
117%
40%
77%
131%
50%
81%
97%
20%
77%
88%
18%
70%
103%
39%
64%
151%
91%
60%
95%
28%
67%
64%
5%
59%
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23

As we've discussed in previous shareholder letters, we responded to the excess weather losses during the year with aggressive actions to raise deductibles in wind and hail exposed geographies and selective policy non-renewals in cat-exposed geographies more generally.

The combined effects of rate and underwriting actions taken in 2022 and 2023, which resulted in 28% written rate increase in the fourth quarter of 2023, and the actions taken to structurally reduce our exposure to cat-related volatility mean that the expected loss ratio of the business we wrote in Q4 was far better than at the end of 2022.

Letter to Shareholders | Q4 2023
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In 2024, we expect to realize additional benefit to our gross loss ratio as previous rate and underwriting actions earn into our financials, as well as significantly lower losses from Cat events due to reduced exposure and higher deductibles. In 2024, we are targeting HHIP gross non-PCS loss ratio to be between 52% and 58%, with an expected PCS Cat load of 20%.

In 2024, we expect HHIP net loss ratio to be 85-90%, down more than 160 percentage points from 2023 due to the improvements in gross loss ratio and more effective use of reinsurance. Similarly to the trend we experienced in 2023, we expect the net loss ratio improvement to happen gradually over the year, with Q4'24 expected net loss ratio under 75%. We expect additional improvements in 2025, when we expect net loss ratio to be less than 75% for the full year.

HHIP Accident Period Loss Ratio by peril, %


-27PP
107%
103%
72-78%
PCS
31%
41%[1]
20%
Non-PCS
76%
63%
52-58%
2022
2023
2024F

HHIP Net Loss Ratio, %


428%
-169PP
256%
85-90%
2022
2023
2024F

1. 2023 Expected CAT Load, per our previous guidance, was 28%

Letter to Shareholders | Q4 2023

10

Letter to Shareholders | Q4 2023 11 Fixed Expenses and Operating Leverage During 2023, we complemented our robust top-line growth with a disciplined and sustained effort to drive efficiency into our operations. The result has been a year over year decline in our fixed expenses, from $166 million in 2022 to $138 million in 2023. This efficiency improvement is even more impressive when viewed in conjunction with our top line growth, with fixed expenses falling from 138% of 2022 revenue to only 66% of 2023 revenue. And more encouraging, only a small percentage of the benefits of our late 2023 cost reduction measures are reflected in these numbers. For 2024, we expect fixed expenses to continue to decline, by more than 20% in absolute dollar terms, and to less than 31% of expected 2024 revenue.

Letter to Shareholders | Q4 2023 12 Adjusted EBITDA During 2023, our top-line growth, mix-shift toward more predictable and more profitable businesses, more effective use of reinsurance, rate and underwriting improvements at HHIP, and efficiency gains across our organization leave us with a clear line of sight to delivering positive Adjusted EBITDA earlier than we expected when we entered the year. We finished Q4 2023 with an adjusted EBITDA loss of $22 million, down more than 50% from our adjusted EBITDA loss of $47 million in Q4 2022. And as mentioned previously, many of the improvements we have made in 2023 are only partially reflected in our Q4 financials. Looking forward, we expect an adjusted EBITDA loss of only $41-51 million for the full year 2024, down more than 75% from 2023, with over 90% of this loss coming in the first half of the year. We expect to turn adjusted EBITDA positive during the second half of the year and for Q4 to be fully Adjusted EBITDA positive.

Letter to Shareholders | Q4 2023 13 Summary of 2024 Guidance We have made significant progress during 2023 along our path to profitability. We enter 2024 with increased confidence that we will achieve it sooner and to a greater extent than previously anticipated. To summarize our guidance for 2024: • We expect TGP to grow to more than $1.3 billion, driven by the components of our business that are less exposed to weather and underwriting volatility • We expect Revenue to grow to more than $340 million • We expect the HHIP Gross loss ratio to be 72-78% with 20% related to PCS cat losses and 52-58% related to non-PCS losses. Because of the seasonality of weather in areas where our policies are distributed, we expect this PCS cat load to be allocated 29% to Q1, 41% to Q2, 19% to Q3, and 11% to Q4 • We expect HHIP Net loss ratio to be 85-90%, with Q4’24 HHIP net loss ratio under 75% • We expect an adjusted EBITDA loss of $41-51 million for the full year with more than 90% of the Adjusted EBITDA loss in the first two quarters, and to be adjusted EBITDA positive in Q4 (reminder: adjusted EBITDA excludes interest income from the float on premium we retain) • We expect minimum cash and investments at the time we turn adjusted EBTIDA positive to be more than $400 million, up significantly from our previous guidance

Letter to Shareholders | Q4 2023 14 Non-GAAP financial measures This letter to shareholders includes the non-GAAP financial measure (including on a forward-looking basis) Adjusted EBITDA. Hippo defines Adjusted EBITDA, a non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, other non-cash fair market value adjustments, and contingent consideration for one of our acquisitions and other transactions that we consider to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. This non-GAAP measure is an addition, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non- GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This letter to shareholders also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included.

Letter to Shareholders | Q4 2023 15 This letter to shareholders also includes key operating and financial metrics including Total Generated Premium (“TGP”), Gross Loss Ratio and Net Loss Ratio. We define TGP as the aggregate written premium placed across all our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet or the amount of business written in our capacity as an MGA, agency or as an insurance carrier/reinsurer. • We define Total Generated Premium in force as the aggregate annualized premium for all the policies in force as of the period end date. • We define Gross Loss Ratio expressed as a percentage, which is the ratio of the gross losses and loss adjustment expenses to the gross earned premium. • We define Accident Period loss ratio as a percentage, which is the ratio of loss and loss adjustment expenses incurred and attributed to an accident period to the gross earned premium. • We define Net Loss Ratio expressed as a percentage, which is the ratio of the net losses and loss adjustment expenses to the net earned premium.

Letter to Shareholders | Q4 2023 16 Forward-looking statements safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business, including our ability and timing to achieve profitability. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo.

Letter to Shareholders | Q4 2023 17 These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward- looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward- looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Letter to Shareholders | Q4 2023 18 APPENDIX

Letter to Shareholders | Q4 2023 19 KEY OPERATING AND FINANCIAL METRICS (in millions, unaudited) Three Months Ended December 31 Year Ended December 31 2023 2022 2023 2022 Total Generated Premium $268.0 $233.4 $1,134.3 $811.1 Total Revenue 64.5 35.8 209.7 119.7 Net Loss attributable to Hippo (42.3) (63.1) (273.1) (333.4) Adjusted EBITDA (22.3) (47.3) (200.6) (206.4) Gross Loss Ratio 45% 42% 71% 76% Net Loss Ratio 80% 222% 169% 239%

Letter to Shareholders | Q4 2023 20 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, unaudited) Three Months Ended December 31 Year Ended December 31 2023 2022 2023 2022 Revenue: Net earned premium $38.5 $11.6 $107.5 $42.5 Commission income, net 15.6 15.6 63.4 54.3 Service and fee income 3.8 3.6 15.7 13.9 Net investment income 6.6 5.0 23.1 9.0 Total revenue 64.5 35.8 209.7 119.7 Expenses: Losses and loss adjustment expenses 30.8 25.8 181.7 101.4 Insurance related expenses 24.3 13.7 79.1 59.9 Technology and development 10.4 11.5 47.0 57.5 Sales and marketing 16.2 28.1 80.1 101.8 General and administrative 17.6 17.8 79.6 71.5 Impairment and restructuring charges 5.5 — 5.5 55.3 Other income, net (1.3) (1.1) (0.8) (2.5) Total expenses 103.5 95.8 472.2 444.9 Loss before income taxes (39.0) (60.0) (262.5) (325.2) Income tax (benefit) expense 0.3 0.5 0.5 1.3 Net loss (39.3) (60.5) (263.0) (326.5) Net income attributable to noncontrolling interests, net of tax 3.0 2.6 10.1 6.9 Net loss attributable to Hippo $(42.3) $(63.1) $(273.1) $(333.4) Other comprehensive income: Change in net unrealized gain or loss on investments, net of tax 4.2 (2.9) 4.1 (6.3) Comprehensive loss attributable to Hippo $(38.1) $(66.0) $(269.0) $(339.7) Per share data: Net loss attributable to Hippo - basic and diluted $(42.3) $(63.1) $(273.1) $(333.4) Weighted-average shares used in computing net loss per share attributable to Hippo - basic and diluted 23,989,512 23,035,879 23,578,922 22,747,101 Net loss per share attributable to Hippo - basic and diluted $(1.76) $(2.74) $(11.58) $(14.66)

Letter to Shareholders | Q4 2023 21 CONSOLIDATED BALANCE SHEETS (in millions, unaudited) December 31, December 31, Assets: 2023 2022 Investments: Fixed maturities available-for-sale, at fair value $161.7 $121.1 Short-term investments, at fair value 187.1 324.8 Total investments 348.8 445.9 Cash and cash equivalents 142.1 194.5 Restricted cash 53.0 50.0 Accounts receivable, net of allowance 145.2 107.2 Reinsurance recoverable on paid and unpaid losses and LAE 281.3 286.3 Prepaid reinsurance premiums 335.6 309.9 Ceding commissions receivable 73.8 45.8 Capitalized internal use software 48.4 38.8 Intangible assets 27.3 26.9 Other assets 69.2 63.6 Total assets $1,524.7 $1,568.9 Liabilities and stockholders’ equity Loss and loss adjustment expense reserve 322.5 293.8 Unearned premiums 419.2 341.3 Reinsurance premiums payable 260.1 207.1 Provision for commission 24.7 5.0 Accrued expenses and other liabilities 113.5 128.2 Total liabilities 1,140.0 975.4 Commitments and contingencies Common stock — — Additional paid-in capital 1,615.2 1,558.0 Accumulated other comprehensive loss (2.9) (7.0) Accumulated deficit (1,234.4) (961.1) Total Hippo stockholders’ equity 377.9 589.9 Noncontrolling interest 6.8 3.6 Total stockholders’ equity 384.7 593.5 Total liabilities and stockholders' equity $1,524.7 $1,568.9 Liabilities: Stockholders’ equity:

Letter to Shareholders | Q4 2023 22 CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions, unaudited) 2023 2022 Cash flows from operating activities: Net loss $(263.0) $(326.5) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 19.8 15.2 Stock–based compensation expense 57.5 61.9 Other changes in fair value (1.5) (4.0) Change in fair value of contingent consideration liability 6.0 4.1 Impairment charges 2.9 53.5 Other non-cash items (7.4) (3.0) Changes in assets and liabilities: Accounts receivable, net (38.0) (50.9) Reinsurance recoverable on paid and unpaid losses and LAE 5.0 (19.4) Ceding commissions receivable (28.0) (4.2) Prepaid reinsurance premiums (25.7) (78.3) Other assets 6.2 8.9 Provision for commission 19.7 (7.3) Accrued expenses and other liabilities (5.5) 19.6 Loss and loss adjustment expense reserves 28.7 33.0 Unearned premiums 77.9 88.2 Reinsurance premiums payable 53.0 47.7 Net cash used in operating activities (92.4) (161.5) Cash flows from investing activities: Capitalized internal use software costs (17.1) (14.8) Purchases of property and equipment (29.6) (4.9) Purchases of investments (409.6) (793.0) Maturities of investments 487.2 401.6 Sales of investments 29.9 7.2 Other (3.2) (2.0) Net cash provided by (used in) investing activities 57.6 (405.9) Cash flows from financing activities: Taxes paid related to net share settlement of equity awards (4.7) (3.9) Proceeds from issuances of common stock 2.8 4.1 Share repurchases under program (1.8) — Payments of contingent consideration (1.3) (1.7) Acquisition of noncontrolling interest (3.2) — Distributions to noncontrolling interests and other (6.4) (5.3) Net cash used in financing activities (14.6) (6.8) Net increase/(decrease) in cash, cash equivalents, and restricted cash (49.4) (574.2) Cash, cash equivalents, and restricted cash at the beginning of the period 244.5 818.7 Cash, cash equivalents, and restricted cash at the end of the period $195.1 $244.5 hippo

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(in millions, unaudited)

	Three Months Ended December 31		Year Ended December 31	
	2023	2022	2023	2022
Net loss attributable to Hippo	$(42.3)	$(63.1)	$(273.1)	$(333.4)
Adjustments:				
Net investment income	(6.6)	(5.0)	(23.1)	(9.0)
Depreciation and amortization	5.4	4.0	19.8	15.2
Stock-based compensation	10.7	15.6	57.5	61.9
Fair value adjustments	(1.3)	(1.2)	(1.5)	(4.0)
Contingent consideration charge	1.5	1.5	6.0	4.1
Other one-off transactions	4.5	0.4	7.8	2.2
Income tax (benefit) expense	0.3	0.5	0.5	1.3
Restructuring charges	2.6	—	2.6	1.8
Impairment charges	2.9	—	2.9	53.5
Adjusted EBITDA	$(22.3)	$(47.3)	$(200.6)	$(206.4)

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, unaudited)

Total Generated Premium	Three Months Ended December 31			Year Ended December 31		
	2023	2022	Change	2023	2022	Change
Gross Written Premium	$183.6	$177.7	$5.9	$847.3	$629.9	$217.4
Gross Placed Premium	84.4	55.7	28.1	287.0	181.2	105.8
Total Generated Premium	$268.0	$233.4	$34.0	$1,134.3	$811.1	$323.2

Letter to Shareholders | Q4 2023

23

Letter to Shareholders | Q4 2023 24 Gross and Net Loss Ratios Three Months Ended December 31 Year Ended December 31 2023 2022 2023 2022 Gross Losses and LAE $92.6 $63.8 $543.5 $409.7 Gross Earned Premium 206.3 152.8 769.3 541.5 Gross Loss Ratio 45% 42% 71% 76% Net Losses and LAE $30.9 $25.8 $181.7 $101.4 Net Earned Premium 38.5 11.6 107.5 42.5 Net Loss Ratio 80% 222% 169% 239% Gross Loss Ratio Breakdown Three Months Ended December 31 Year Ended December 31 2023 2022 2023 2022 PCS Losses (4)% (10)% 20% 18% Non-PCS Losses 49% 52% 51% 58% Gross Loss Ratio 45% 42% 71% 76% Insurance Related Expenses Breakdown Three Months Ended December 31 Year Ended December 31 2023 2022 2023 2022 Amortization of deferred direct acquisition costs, net $12.1 $4.2 $32.3 $17.8 Employee-related costs 3.1 3.2 12.5 12.5 Underwriting costs 0.1 1.8 6.6 7.8 Amortization of capitalized internal use software 3.7 2.7 13.1 9.0 Other 5.3 1.8 14.6 12.8 Total $24.3 $13.7 $79.1 $59.9

hippo

Consolidated Gross Loss Ratio (GLR)

	2022					2023				
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Reported Consolidated GLR with ULAE	76%	78%	110%	42%	76%	76%	107%	59%	45%	71%
Prior Accident Year (PAY) Action										
All PCS events	(6%)	(12%)	(10%)	(8%)	(9%)	(1%)	(4%)	0%	(5%)	(2%)
Non-PCS	(13%)	(10%)	(8%)	(2%)	(8%)	0%	(6%)	0%	1%	(1%)
PAY Impact on GLR	(19%)	(22%)	(18%)	(10%)	(17%)	(1%)	(10%)	0%	(4%)	(3%)
PCS Cat Events										
Uri/Ian	0%	0%	52%	(15%)	9%	0%	(3%)	0%	(2%)	(1%)
Other PCS	25%	33%	3%	13%	18%	26%	64%	6%	3%	22%
PCS Impact on GLR	25%	33%	55%	(2%)	27%	26%	61%	6%	1%	21%
GLR excluding PAY and PCS Events	**70%**	**67%**	**73%**	**54%**	**66%**	**51%**	**56%**	**53%**	**48%**	**53%**

HHIP Gross Loss Ratio (GLR)

	2022					2023				
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Reported HHIP GLR with ULAE	99%	95%	80%	59%	83%	101%	178%	75%	53%	101%
Prior Accident Year (PAY) Action										
All PCS events	(7%)	(19%)	(12%)	(14%)	(13%)	0%	(2%)	0%	(5%)	(2%)
Non-PCS	(13%)	(16%)	(9%)	(5%)	(11%)	(0%)	(5%)	0%	5%	0%
PAY Impact on GLR	(20%)	(35%)	(21%)	(19%)	(24%)	0%	(7%)	0%	0%	(2%)
PCS Cat Events										
Uri/Ian	0%	0%	9%	(3%)	1%	0%	0%	0%	(1%)	0%
Other PCS	41%	55%	10%	22%	33%	41%	122%	6%	(4%)	42%
PCS Impact on GLR	41%	55%	19%	19%	34%	41%	122%	6%	(5%)	42%
HHIP GLR excluding PAY and PCS Events	**78%**	**75%**	**82%**	**59%**	**73%**	**60%**	**63%**	**69%**	**58%**	**61%**

Letter to Shareholders | Q4 2023

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hippo

SEGMENTS

(in millions, unaudited)

	Three Months Ended December 31, 2023				
	Services	Insurance- as-a-Service	Hippo Home Insurance Program	Intersegment Elimination[1]	Total
Revenue:					
Net earned premium	$—	$13.2	$25.3	$—	$38.5
Commission income, net	11.3	5.7	(1.2)	(0.2)	15.6
Service and fee income	0.1	0.3	3.4	—	3.8
Net investment income	0.1	2.9	3.6	—	6.6
Total Revenue	11.5	22.1	31.1	(0.2)	64.5
Adjusted Operating Expenses:					
Loss and loss adjustment expense	—	3.9	26.8	—	30.7
Insurance related expense	—	6.8	10.0	(0.6)	16.2
Sales and marketing	8.6	—	2.5	(0.2)	10.9
Technology and development	4.3	—	3.6	—	7.9
General and administrative	2.6	1.7	6.9	—	11.2
Other expenses	0.2	—	0.1	—	0.3
Total adjusted operating expenses	15.7	12.4	49.9	(0.8)	77.2
Less: Net investment income	(0.1)	(2.9)	(3.6)	—	(6.6)
Less: Noncontrolling interest	(3.0)	—	—	—	(3.0)
Adjusted operating income (loss)	(7.3)	6.8	(22.4)	0.6	(22.3)
Net investment income					6.6
Depreciation and amortization					(5.4)
Stock-based compensation					(10.7)
Fair value adjustments					1.3
Contingent consideration charge					(1.5)
Other one-off transactions					(4.5)
Income tax benefit (expense)					(0.3)
Restructuring charges					(2.6)
Impairment charges					(2.9)
Net loss attributable to Hippo					$(42.3)
Income tax expense					0.3
Noncontrolling interest					3.0
Loss before income taxes					$(39.0)

(1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company's Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q4 2023

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hippo

	Three Months Ended December 31, 2022				
	Services	Insurance- as-a-Service	Hippo Home Insurance Program	Intersegment Elimination[1]	Total
Revenue:					
Net earned premium	$—	$6.9	$4.7	$—	$11.6
Commission income, net	11.0	3.3	6.9	(5.6)	15.6
Service and fee income	0.1	—	3.5	—	3.6
Net investment income	—	1.8	3.2	—	5.0
Total Revenue	11.1	12.0	18.3	(5.6)	35.8
Adjusted Operating Expenses:					
Loss and loss adjustment expense	—	3.5	21.5	—	25.0
Insurance related expense	—	4.0	11.2	(5.6)	9.6
Sales and marketing	17.3	—	4.3	—	21.6
Technology and development	1.5	—	6.6	—	8.1
General and administrative	2.9	1.1	7.0	—	11.0
Other expenses	0.2	—	—	—	0.2
Total adjusted operating expenses	21.9	8.6	50.6	(5.6)	75.5
Less: Net investment income	—	(1.8)	(3.2)	—	(5.0)
Less: Noncontrolling interest	(2.6)	—	—	—	(2.6)
Adjusted operating income (loss)	(13.4)	1.6	(35.5)	—	(47.3)
Net investment income					5.0
Depreciation and amortization					(4.0)
Stock-based compensation					(15.6)
Fair value adjustments					1.2
Contingent consideration charge					(1.5)
Other one-off transactions					(0.4)
Income tax benefit (expense)					(0.5)
Net loss attributable to Hippo					$(63.1)
Income tax expense					0.5
Noncontrolling interest					2.6
Loss before income taxes					$(60.0)

(1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company's Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q4 2023

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hippo

	Year Ended December 31, 2023				
	Services	Insurance- as-a-Service	Hippo Home Insurance Program	Intersegment Elimination[1]	Total
Revenue:					
Net earned premium	$—	$42.9	$64.6	$—	$107.5
Commission income, net	43.7	19.8	7.3	(7.4)	63.4
Service and fee income	0.5	0.3	14.9	—	15.7
Net investment income	0.1	7.7	15.3	—	23.1
Total Revenue	44.3	70.7	102.1	(7.4)	209.7
Adjusted Operating Expenses:					
Loss and loss adjustment expense	—	15.6	165.0	—	180.6
Insurance related expense	—	22.8	37.9	(2.9)	57.8
Sales and marketing	42.5	—	16.9	(3.5)	55.9
Technology and development	16.6	0.5	17.2	—	34.3
General and administrative	11.9	5.8	30.0	—	47.7
Other expenses	0.7	—	0.1	—	0.8
Total adjusted operating expenses	71.7	44.7	267.1	(6.4)	377.1
Less: Net investment income	(0.1)	(7.7)	(15.3)	—	(23.1)
Less: Noncontrolling interest	(10.1)	—	—	—	(10.1)
Adjusted operating income (loss)	(37.6)	18.3	(180.3)	(1.0)	(200.6)
Net investment income					23.1
Depreciation and amortization					(19.8)
Stock-based compensation					(57.5)
Fair value adjustments					1.5
Contingent consideration charge					(6.0)
Other one-off transactions					(7.8)
Income tax benefit (expense)					(0.5)
Restructuring charges					(2.6)
Impairment charges					(2.9)
Net loss attributable to Hippo					$(273.1)
Income tax expense					0.5
Noncontrolling interest					10.1
Loss before income taxes					$(262.5)

(1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company's Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q4 2023

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hippo

	Year Ended December 31, 2022				
	Services	Insurance- as-a-Service	Hippo Home Insurance Program	Intersegment Elimination[1]	Total
Revenue:					
Net earned premium	$—	22.5	20.0	$—	42.5
Commission income, net	36.0	11.4	25.0	(18.1)	54.3
Service and fee income	0.9	—	13.0	—	13.9
Net investment income	—	3.1	5.9	—	9.0
Total Revenue	36.9	37.0	63.9	(18.1)	119.7
Adjusted Operating Expenses:					
Loss and loss adjustment expense	—	13.4	85.4	—	98.8
Insurance related expense	—	10.5	53.1	(18.1)	45.5
Sales and marketing	61.8	0.2	18.1	—	80.1
Technology and development	6.8	—	29.7	—	36.5
General and administrative	9.7	4.4	34.5	—	48.6
Other expenses	0.7	—	—	—	0.7
Total adjusted operating expenses	79.0	28.5	220.8	(18.1)	310.2
Less: Net investment income	—	(3.1)	(5.9)	—	(9.0)
Less: Noncontrolling interest	(6.9)	—	—	—	(6.0)
Adjusted operating income (loss)	(49.0)	5.4	(162.8)	—	(206.4)
Net investment income					9.0
Depreciation and amortization					(15.2)
Stock-based compensation					(61.9)
Fair value adjustments					4.0
Contingent consideration charge					(4.1)
Other one-off transactions					(2.2)
Income tax benefit (expense)					(1.3)
Restructuring charges					(1.8)
Impairment charge					(53.5)
Net loss attributable to Hippo					$(333.4)
Income tax expense					1.3
Noncontrolling interest					6.9
Net loss attributable to Hippo					$(325.2)

(1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company's Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q4 2023

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hippo

Segment Information

Total Generated Premium:	Q4'23	Q4'22	%Change
Services	$122.1	$102.1	20%
Insurance-as-a-service	116.4	83.7	39%
Hippo Home Insurance Program	71.1	100.1	(29%)
Eliminations	(41.6)	(52.5)	
Total	$268.0	$233.4	15%

Revenue:	Q4'23	Q4'22	%Change
Services	$11.5	$11.1	4%
Insurance-as-a-service	22.1	12.0	84%
Hippo Home Insurance Program	31.1	18.3	70%
Eliminations	(0.2)	(5.6)	
Total	$64.5	$35.8	80%

Adjusted Expenses:	Q4'23	Q4'22	%Change
Services	$15.7	$21.9	(28%)
Insurance-as-a-service	12.4	8.6	44%
Hippo Home Insurance Program	49.9	50.6	(1)%
Eliminations	(0.8)	(5.6)	
Total	$77.2	$75.5	2%
Services noncontrolling interest	$(3.0)	$(2.6)	15%

Adjusted Operating Income (Loss):	Q4'23	Q4'22	%Change
Services	$(7.3)	$(13.4)	(46%)
Insurance-as-a-service	6.8	1.6	325%
Hippo Home Insurance Program	(22.4)	(35.5)	(37%)
Eliminations	0.6	—	
Total	$(22.3)	$(47.3)	53%

Letter to Shareholders | Q4 2023

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Letter to Shareholders | Q4 2023 31